UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO	80241
(Address of principal executive offices)	(Zip Code)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Private Placement

On January 23, 2026, Ascent Solar Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”) for the issuance and sale in a private placement (the “Private Placement”) of (i) 454,546 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 1,363,636 shares of Common Stock, at an exercise price of $0.0001 per share, (iii) Series A warrants (the “Series A Warrants”) to purchase up to 1,818,182 shares of Common Stock at an exercise price of $5.50 per share, and (iv) Series B warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to purchase up to 909,091 shares of Common Stock at an exercise price of $5.50 per share. The purchase price per Share and accompanying Warrants was $5.50 and the purchase price per Pre-Funded Warrant and accompanying Warrants was $5.4999.

The Series A Warrants and Series B Warrants have an exercise price of $5.50 per share and are exercisable immediately upon issuance. The Series A Warrants have a term of exercise equal to five (5) years following the effective date of the Registration Statement (as defined below) and the Series B Warrants have a term of exercise equal to eighteen (18) months following the effective date of the Registration Statement (as defined below).

The Pre-Funded Warrants are exercisable immediately, may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, and have an exercise price of $0.0001 per share.

A holder of the Pre-Funded Warrants, Series A Warrants and the Series B Warrants may not exercise any portion of such holder’s Pre-Funded Warrants, Series A Warrants or Series B Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. In the event of certain fundamental transactions, holders of the Warrants will have the right to receive the Black Scholes Value (as defined in the Warrants) of their Warrants calculated pursuant to a formula set forth in the Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of January 23, 2026, with the Investors, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Shares and the shares of Common Stock underlying the Pre-Funded Warrants, Series A Warrants and the Series B Warrants no later than fifteen (15) days after the date of the Registration Rights Agreement (the “Registration Statement”), and to use its best efforts to have the Registration Statement declared effective as promptly as practical thereafter, and in any event no later than forty five (45) days following the date of the Registration Rights Agreement (or seventy five (75) days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The net proceeds to the Company from the Private Placement are expected to be approximately $9.2 million, after deducting placement agent fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for working capital purposes. The Private Placement is expected to close on or about January 26, 2026, subject to satisfaction of customary closing conditions.

Pursuant to an engagement agreement dated as of June 17, 2025 (as amended, the “Engagement Agreement”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent in connection with the Private Placement (i) a cash fee equal to 7.0% of the aggregate gross proceeds received in the Private Placement, and (ii) reimbursement of up to $85,000 for legal fees and expenses, and out of pocket expenses and non-accountable expenses. Also pursuant to the Engagement Agreement, the Company, in connection with the Private Placement, agreed to issue to the Placement Agent or its designees warrants (the “2026 Placement Agent Warrants”) to purchase up to an aggregate of 127,272 shares of Common Stock (the “2026 Placement Agent Warrant Shares”). The 2026 Placement Agent Warrants have an exercise price of $6.875 per share (which represents 125% of the combined Private Placement offering price), expire five (5) years following the effective date of the Registration Statement and became exercisable upon issuance.

In addition, upon the exercise for cash of any privately-placed, unregistered warrants issued to investors in an offering (an “Offering”), which includes the Private Placement, the Company has agreed to, within five (5) business days of the Company’s receipt of the exercise price, (i) pay the Placement Agent a cash fee equal to 7.0% of the aggregate exercise price paid in cash and (ii) issue to Placement Agent (or its designees), warrants to purchase that number of shares of Common Stock of the Company equal to 7.0% of the aggregate number of such shares of Common Stock underlying such warrants that have been so exercised, and such Placement Agent Warrants will be in the same form and terms as the warrants issued to the Placement Agent originally issued in the applicable Offering. In connection with the exercise of certain warrants that were issued pursuant to the December Purchase Agreement (as defined below), the Company agreed to (i) pay the Placement Agent a cash fee equal to $243,767.22 and (ii) issue to the Placement Agent or its designees warrants (the “2025 Placement Agent Warrants,” and together with the 2026 Placement Agent Warrants, the “Placement Agent Warrants”) to purchase up to an aggregate of 143,392 shares of Common Stock (the “2025 Placement Agent Warrant Shares,” and together with the 2026 Placement Agent Warrant Shares, the “Placement Agent Warrant Shares”). The 2025 Placement Agent Warrants will have an exercise price of $2.4375 and will become exercisable upon issuance.  2025 Placement Agent Warrants to purchase 71,696 shares of Common Stock will expire five (5) years following January 6, 2026, the effective date of the registration statement registering the resale of the securities sold pursuant to the December Purchase Agreement, and 2025 Placement Agent Warrants to purchase 71,696 shares of Common Stock will expire eighteen (18) months following January 6, 2026.

Pursuant to the Purchase Agreement, the Company agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions, including an exception for the sale and issuance of shares of Common Stock pursuant to an at-the-market offering with the Placement Agent as sales agent at a price per share greater than or equal to $7.00, subject to adjustments (the “ATM Exception”)) until thirty (30) days after the effective date of the Registration Statement. The Company has also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Purchase Agreement) until one (1) year after the effective date of the Registration Statement (subject to certain exceptions, including the ATM Exception).

Amendment to December Purchase Agreement

As previously disclosed, on December 5, 2025, the Company entered into a securities purchase agreement (the “December Purchase Agreement”) with certain institutional and accredited investors (the “Holders”) for the issuance and sale in a private placement of (i) 769,232 shares of Common Stock, (ii) pre-funded warrants to purchase up to 256,411 shares of Common Stock, at an exercise price of $0.0001 per share, (iii) Series A warrants to purchase up to 1,025,643 shares of Common Stock at an exercise price of $1.70 per share, and (iv) Series B warrants to purchase up to 1,025,643 shares of Common Stock at an exercise price of $1.70 per share.

In connection with the Private Placement, on January 23, 2026, the Company entered into an amendment to the December Purchase Agreement with the Holders (the “Amendment No. 1 to the December Purchase Agreement”) to provide for the ATM Exception during the period the Company agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC or not to effect or agree to effect any Variable Rate Transaction (as defined in the December Purchase Agreement) pursuant to the December Purchase Agreement.

The Purchase Agreement contains customary representations and warranties and agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Purchase Agreement, the Amendment No. 1 to the December Purchase Agreement, the Series A Warrants, the Series B Warrants, the Pre-Funded Warrants, the Placement Agent Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of each such document, which are attached hereto as Exhibits 10.1, 10.3, 4.1, 4.2, 4.3, 4.4 and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the Shares, (ii) the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants and the Placement Agent Warrants and (iii) the shares of Common Stock issuable upon exercise of Pre-Funded Warrants, the Series A Warrants, the Series B Warrants and the Placement Agent Warrants is incorporated herein by reference. Neither the issuance of the Shares, the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants, the Placement Agent Warrants nor the shares of Common Stock issuable upon exercise thereof, as applicable, were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Shares, the Pre-Funded Warrants, the Series A Warrants, Series B Warrants, and the Placement Agent Warrants were and the shares of Common Stock issuable upon the exercise thereof were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 8.01 Other Events.

On January 26, 2026, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	4.1	Form of Series A Warrant
	4.2	Form of Series B Warrant
	4.3	Form of Pre-Funded Warrant
	4.4	Form of Placement Agent Warrant
	10.1	Form of Securities Purchase Agreement
	10.2	Form of Registration Rights Agreement
	10.3	Form of Amendment No. 1 to Securities Purchase Agreement dated December 5, 2025
	99.1	Press Release, dated January 26, 2026
	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

January 26, 2026	By:	/s/ Jin Jo
	Name:	Jin Jo
	Title:	Chief Financial Officer